Exhibit 10.1
Execution Version
CONTRIBUTION AGREEMENT
By and Among
OASIS PETROLEUM INC.
OASIS PETROLEUM LLC
OAS HOLDING COMPANY LLC
OAS MERGERCO LLC
And
ENCAP ENERGY CAPITAL FUND VI, L.P.
Dated as of June 15, 2010

CONTRIBUTION AGREEMENT
     This Contribution Agreement, dated as of June 15, 2010 (this “Agreement”), is by and among Oasis Petroleum Inc., a Delaware corporation (“Oasis”), Oasis Petroleum LLC, a Delaware limited liability company (“Oasis LLC”), OAS Holding Company LLC, a Delaware limited liability company (“Oasis Holdings”), OAS Mergerco LLC, a Delaware limited liability company (“Merger LLC”) and Encap Energy Capital Fund VI, L.P., a Delaware limited partnership (“Encap”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.
RECITALS
     WHEREAS, Oasis LLC formed Oasis Holdings as a limited liability company under the Delaware Limited Liability Company Act, as amended (the “Act”) and owns all of the equity interests in Oasis Holdings.
     WHEREAS, pursuant to the terms of the Limited Liability Company Agreement of Oasis Holdings dated as of February 26, 2010 (the “New Holdings Agreement”), the various parties to the New Holdings Agreement agreed that the transactions and actions being consummated by the terms of this Agreement were transactions that the parties were obligated to consummate subsequent to the formation of Oasis Holdings and, as a consequence, this Agreement is in furtherance of the terms and obligations of the parties under the New Holdings Agreement;
     WHEREAS, Oasis Holdings formed Merger LLC as a limited liability company under the Act and owns all of the equity interests in Merger LLC.
     WHEREAS, Oasis Holdings incorporated Oasis as a corporation under the Delaware General Corporation Law, as amended, and contributed $10.00 to Oasis in exchange for 1,000 shares of Common Stock (the “Initial Shares”).
     WHEREAS, as contemplated by that certain Registration Statement on Form S-1 (Registration No. 333-165212) filed by Oasis with the Securities and Exchange Commission to register the public offering and sale of common stock of Oasis (the “IPO”), the Parties intend to cause various transactions to occur at or prior to the initial closing of the IPO.
     WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following transactions shall occur:
1.	Oasis LLC will contribute to Oasis Holdings cash in an amount equal to 0.001% of the product of (x) the price at which the Company’s Common Stock is offered to the public pursuant to the Underwriting Agreement and (y) the number of outstanding shares of the Company’s Common Stock following the closing of the Underwriting Agreement (the “Holdings Contribution”), in exchange for a 10% membership interest in Oasis Holdings.

2.	Encap will contribute to Oasis Holdings membership interests in Oasis LLC representing a 0.01% interest in Oasis LLC in exchange for a 90% membership interest in Oasis Holdings.

3.	Merger LLC will, pursuant to the Agreement and Plan of Merger, dated the date hereof (the “Merger Agreement”), merge with and into Oasis LLC, the separate organizational existence of Merger LLC shall cease, and Oasis LLC shall continue as the surviving entity (the “Merger”).

4.	By virtue of the Merger, all of the membership interests in Oasis LLC shall be converted into membership interests in Oasis Holdings, whereby Oasis LLC will become a wholly-owned subsidiary of Oasis Holdings and the former members of Oasis LLC will be admitted to and become the members of Oasis Holdings, owning the same percentage interests in Oasis Holdings that were owned in Oasis LLC (the “Conversion”).

5.	Oasis Holdings will contribute to Oasis all of the membership interests in Oasis LLC in exchange for 61,630,000 shares of Common Stock, representing 100% of the outstanding capital stock of Oasis.

6.	Oasis will redeem the Initial Shares from Oasis Holdings.

7.	The limited liability company agreements of Oasis Holdings and Oasis LLC will be amended and restated to the extent necessary to reflect the applicable matters set forth above and contained in this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:
     “Common Stock” means the common stock of Oasis, par value $0.01 per share.
     “Effective Time” means 12:01 a.m. Central Standard Time on the date of the closing of the IPO.
     “Underwriters” means those underwriters listed in the Underwriting Agreement.
     “Underwriting Agreement” means that certain Underwriting Agreement to be entered into among Morgan Stanley and UBS Securities LLC, as representatives of the Underwriters, Oasis and Oasis Holdings.

ARTICLE II
CONTRIBUTIONS AND ACKNOWLEDGEMENTS
     Section 2.1 Contribution to Oasis Holdings by Oasis LLC. Effective immediately following the Effective Time, Oasis LLC hereby contributes to Oasis Holdings, as a capital contribution, cash in an amount equal to the Holdings Contribution, in exchange for a 10% membership interest in Oasis Holdings.
     Section 2.2 Contribution to Oasis Holdings by Encap. Effective immediately following the Effective Time, Encap hereby contributes to Oasis Holdings, as a capital contribution, membership interests in Oasis LLC representing a 0.01% interest in Oasis LLC, in exchange for a 90% membership interest in Oasis Holdings.
     Section 2.3 Acknowledgement of Merger and Conversion. Effective immediately following the consummation of the transaction described in Section 2.2, the Parties hereto hereby acknowledge, pursuant to the Merger Agreement, the completion of the Merger and the Conversion.
     Section 2.4 Contribution of Oasis LLC by Oasis Holdings to Oasis. Effective immediately following the consummation of the transaction described in Section 2.3, Oasis Holdings hereby contributes, conveys, assigns and transfers to Oasis all of the membership interests in Oasis LLC, in exchange for 61,630,000 shares of Common Stock.
     Section 2.5 Redemption of the Initial Shares. Effective simultaneously with the consummation of the transaction described in Section 2.4, Oasis hereby redeems the Initial Shares in exchange for the repayment to Oasis Holdings of the $10.00 contribution made by Oasis Holdings to Oasis in connection with the incorporation of Oasis, along with any interest or other profit that may have resulted from the investment or other use of such contribution.
     Section 2.6 Amended and Restated Limited Liability Company Agreement of Oasis LLC. Effective immediately following the consummation of the transactions described in Section 2.4 and Section 2.5, Oasis shall enter into an Amended and Restated Limited Liability Company Agreement of Oasis LLC to admit Oasis as the sole member of Oasis LLC.
ARTICLE III
FURTHER ASSURANCES
     From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional, assignments, conveyances, instruments, notices and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE IV
EFFECTIVE TIME
     Notwithstanding anything contained in this Agreement to the contrary, the provisions of Article II and Article III shall not be binding or have any effect until Oasis and Oasis Holdings execute the Underwriting Agreement, at which time all such provisions shall be effective and operative without further action by any Party hereto.
ARTICLE V
MISCELLANEOUS
     Section 5.1 Order of Completion of Transactions. The transactions provided for in Article II of this Agreement shall be completed in the order and at the times set forth in Article II.
     Section 5.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
     Section 5.3 Assignment of Agreement; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior consent of each of the Parties. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
     Section 5.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.
     Section 5.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.
     Section 5.6 Choice of Law. This Agreement shall be subject to and governed by the laws of the State of Texas. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Houston, Texas.

     Section 5.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provisions or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.
     Section 5.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.
     Section 5.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the specific transactions effected pursuant to this Agreement and such instruments.
     Section 5.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

OASIS PETROLEUM INC.
By:	/s/ Thomas B. Nusz
	Name:	Thomas B. Nusz
	Title:	President and Chief Executive Officer

OASIS PETROLEUM LLC
By:	/s/ Thomas B. Nusz
	Name:	Thomas B. Nusz
	Title:	President and Chief Executive Officer

OASIS HOLDING COMPANY LLC
By:	/s/ Thomas B. Nusz
	Name:	Thomas B. Nusz
	Title:	President and Chief Executive Officer

OAS MERGERCO LLC
By:	OAS HOLDING COMPANY LLC its sole member

By:	/s/ Thomas B. Nusz
	Name:	Thomas B. Nusz
	Title:	President and Chief Executive Officer

Signature Page to Contribution Agreement

ENCAP ENERGY CAPITAL FUND VI, L.P.

By:	EnCap Equity Fund VI GP, L.P., General Partner of EnCap Energy Capital Fund VI, L.P.

By:	EnCap Investments, L.P., General Partner of EnCap Equity Fund VI GP, L.P.

By:	EnCap Investments GP, L.L.C., General Partner of EnCap Investments L.P.

By:	/s/ D. Martin Phillips
Name: D. Martin Phillips
Title: Senior Managing Director
Signature Page to Contribution Agreement